Exhibit 3.1.6

Document processing fee If document is filed on paper If document is filed electronically	$150.00 Currently Not Available

Fees & forms/cover sheets
are subject to change.

To file electronically, access instructions
for this form/cover sheet and other
information or print copies of filed
documents, visit www.sos.state.co.us
and select Business Center.

20061019540 C $150.00 SECRETARY OF STATE 01-12-2006 09:31:07
Paper documents must be typewritten or machine printed.		ABOVE SPACE FOR OFFICE USE ONLY

Statement of Correction

filed pursuant to §7-90-301, et seq. and §7-90-305 of the Colorado Revised Statutes (C.R.S)

Document number (of filed document to be corrected)	20051312016

ID number	19891112372

1. Entity name	ACT Teleconferencing, Inc.

2. True name (if different from the entity name)

The corrected statement(s) below correct(s) the corresponding incorrect statement(s) that is/are contained in the filed document identified by the document number above.

Complete the following sections as applicable. Leave the section blank if it does not apply. You must complete section 21.

3. Corrections made below are intended to update the entity’s current information ☐

OR

Corrections made below are intended for historical purposes only, and not to update the entity’s current information ☒.

4. Correction of entity name of record

5. Correction of true name of record

6. Correction of entity form of record

7. Correction of jurisdiction of formation of record

8. Correction of registered agent of record (if an individual)
	(Last)	(First)	(Middle)	(Suffix)

OR (if a business organization)

The person appointed as registered agent in the document has consented to being so appointed.

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

9. Correction of registered agent street address of record
(Street name and number)

CO
	(City)	(State)	(Postal/Zip Code)

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

10. Correction of registered agent mailing address of record* (if different from above)
(Street name and number or Post Office information)

	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)	(Country – if not US)

If the correction is being effected by the registered agent, the following statement applies:

The person appointed as registered agent has delivered notice of the correction to the entity at the principal office address of its principal office.

*If this address is being deleted entirely, mark this box ☐.

11. Correction of principal office street address of record
(Street name and number)

	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)	(Country – if not US)

12. Correction of principal office mailing address of record* (if different from above)
(Street name and number or Post Office information)

	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)	(Country – if not US)

*If this address is being deleted entirely, mark this box ☐.

13. Correction of trade name of record

14. Correction of delayed effective date of record
(only for filed documents that have not become effective)	(mm/dd/yyyy)

15.	Correction of period of duration of record

If the entity’s period of duration as corrected is perpetual, mark this box  ☐

OR

If period of duration is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

16.	If other information contained in the filed document is being corrected, mark this box ☒ and include an attachment stating the information to be corrected and each such correction.

17.	Correction regarding unauthorized filed document (if the filed document should not have been filed, mark this box ☐ and include an attachment stating each incorrect statement that is corrected by the statement of correction). (only for filed documents that have become effective)

18.	If this statement of correction affects another record in the records of the Secretary of State, mark this box ☐ and include an attachment stating the entity name, true name, trade name, or trademark and the identification number of that record.

19.	If this statement of correction affects this record’s status, mark this box ☐.

20.	(If this statement of correction revokes a filed document that states a delayed effective date but has not yet become effective, adopt the following statement by marking the box.)
☐	The filed document is revoked.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

21. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	McGawn	Michael	M.
	(Last)	(First)	(Middle)	(Suffix)

Faegre & Benson LLP
(Street name and number or Post Office Box information)

1700 Lincoln Street, Suite 3200
	Denver	CO	80203
	(City)	(State)	(Postal/Zip Code)

	(Province – if applicable)	(Country – if not US)

(The document need not slate the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box  ☐  and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

ATTACHMENT TO

STATEMENT OF CORRECTION

TO THE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF

ACT TELECONFERENCING, INC.

The introductory language to the first resolution in the Certificate shall be deleted and restated, in its entirety, as follows:

RESOLVED, that the Company is authorized to issue 169,000 shares of Series AA Convertible Preferred Stock (the “Preferred Shares”), without par value, which shall be perpetual unless and until converted or redeemed as contemplated by this Certificate of Designations, Preferences and Rights (this “Certificate of Designations”) and shall have the following powers, designations, preferences and other special rights:

Section 2(a) shall be deleted and restated, in its entirety, as follows:

2. Increase in Stated Value.

a. In lieu of dividends on the Preferred Shares, the Stated Value of the Preferred Shares shall increase at the rate of 4.225% (the “Stated Value Increase Rate”) per quarter, compounded quarterly, from the initial date of issuance of each Preferred Share, which rate is subject to adjustment pursuant to Section 2(b).